UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56006	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Galaxy Next Generation, Inc.

285 Big A Road

Toccoa, Georgia 30577

(Address of principal executive offices and zip code)

(706) 391-5030

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 7, 2022, Galaxy Next Generation, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”), pursuant to which ClearThink has agreed to purchase from the Company up to $5.0 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to certain limitations) from time to time during the term of the Purchase Agreement. Based upon the closing price of the Common Stock on November 4, 2022, that would provide for the purchase of up to a total of 100,000,000 shares of Common Stock, but we only plan to issue a maximum of 30,000,000 shares of Common Stock, which, based upon the closing price of the Common Stock on November 4, 2022, would be for the purchase price of $1,500,000. Pursuant to the terms of the Purchase Agreement, the Company issued 500,000 shares to ClearThink as consideration for its commitment to purchase shares of the Company’s Common Stock under the Purchase Agreement.

The Company may, from time to time and in its sole discretion, direct ClearThink to purchase shares of the Company’s Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on a discount to the market price of the Company’s Common Stock at the time of sale as computed under the Purchase Agreement. ClearThink may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing ClearThink to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by ClearThink, would result in ClearThink and its affiliates exceeding 9.99% of the Company’s then outstanding equity.

ClearThink has the right of first refusal to any future equity lines of credit or similar investment structures for up to 12 months as long as it maintains ownership of at least 20 million shares of Common Stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with ClearThink, dated as of November 7, 2022, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares of Common Stock that have been or may be issued to ClearThink under the Purchase Agreement within 30 days of the date of the Purchase Agreement and Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities.

The information contained above in Item 1.01 relating to the Purchase Agreement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of ClearThink in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. ClearThink represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the securities as principal for its own account and not with a view to or for distributing or reselling the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Securities Purchase Agreement, dated November 7, 2022, between Galaxy Next Generation, Inc. and ClearThink Capital Partners, LLC
10.2	Form of Registration Rights Agreement, dated November 7, 2022, between Galaxy Next Generation, Inc. and ClearThink Capital Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY NEXT GENERATION, INC.
Dated: November 8, 2022
	By:	/s/ Magen McGahee
Magen McGahee, Secretary